UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 8, 2009
Bio-Imaging Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11182	11-2872047

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000
(Registrant’s telephone number,
including area code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On July 8, 2009, the stockholders of Bio-Imaging Technologies, Inc. (the “Company”) approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 18,000,000 shares to 36,000,000 shares. The Company’s stockholders also approved an amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name to BioClinica, Inc., as described in Item 8.01 below. The increase in authorized shares was effected pursuant to a Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”), filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.
Item 8.01 Other Events.
          On July 8, 2009, the Company changed its name to BioClinica, Inc. The Company was issued a new ticker symbol (NASDAQ: BIOC) to take effect at the open of business on July 13, 2009. The change of name was effected pursuant to the Certificate of Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference. A copy of the press release announcing the name change and new ticker symbol is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 8, 2009.
99.1	Press Release, dated as of July 8, 2009, of Bio-Imaging Technologies, Inc. regarding changing its name to BioClinica, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.
Dated: July 8, 2009	By:	/s/ Ted I. Kaminer
		Name:	Ted I. Kaminer
		Title:	Executive VP Finance and Administration and Chief Financial Officer